AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT
                 BETWEEN COVA FINANCIAL LIFE INSURANCE COMPANY,
                    INVESCO VARIABLE INVESTMENT FUNDS, INC.,
                           INVESCO DISTRIBUTORS, INC.
                          AND INVESCO FUNDS GROUP, INC.

     WHEREAS, Cova Financial Life Insurance Company (the "Company"), INVESCO Variable Investment Funds, Inc. (the "Fund"), INVESCO Distributors, Inc. (the "Distributor"), and INVESCO Funds Group, Inc. (the "Adviser") have entered into a certain Fund Participation Agreement effective as of the 17th day of November, 1999; and

     WHEREAS, the parties desire to amend said Agreement, effective March 21, 2001, in the manner hereinafter set forth;

     NOW THEREFORE, the parties hereby amend the Agreement in the following form:

     1. All references to "Cova Financial Life Insurance Company" shall refer instead to "MetLife Investors Insurance Company of California" wherever such references shall appear in the Agreement thereto.

     2. Schedule A to the Participation Agreement is amended to read in its entirety as follows:

                                   SCHEDULE A

The following Separate Accounts and Associated Contracts of MetLife Investors Insurance Company of California permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

Contracts Funded by Separate Accounts         Name of Separate Accounts
-------------------------------------         -------------------------
XL-407                                        MetLife Investors Variable Annuity
                                                Account One
CL-407
XL-617
CL-617
7010
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     All of the other provisions contained in the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in duplicate this 4th day of May, 2001, in their names and on their behalf by and through their duly authorized officers.

METLIFE INVESTORS INSURANCE
  COMPANY OF CALIFORNIA (F.N.A.
  COVA FINANCIAL LIFE INSURANCE
  COMPANY)

By:          /s/ J. Robert Hopson
             --------------------
Name:        J. Robert Hopson

Title:       Senior Vice President & Chief Actuary

Date:        May 4, 2001

INVESCO VARIABLE INVESTMENT                     INVESCO DISTRIBUTORS, INC.
   FUNDS, INC.

By:          /s/ Ronald L. Grooms                By:      /s/ Ronald L. Grooms
             --------------------                ------------------------------
Name:        Ronald L. Grooms                    Name:    Ronald L. Grooms
Title:       Treasurer                           Title:   Senior Vice President

Date:        5-31-01                             Date:    5-31-01

INVESCO FUNDS GROUP, INC.

By:          /s/ Ronald L. Grooms
             --------------------
Name:        Ronald L. Grooms
Title:       Senior Vice President

Date:        5-31-01